INDEPENDENT CONSULTANT AGREEMENT

          THIS AGREEMENT is made and entered into at Tacoma, Washington this 2nd day of January 2001, by and between Insynq Inc., a Delaware corporation (hereinafter referred to as "Insynq"), and One Click Investments, LLC, a limited liability corporation and Eric Estoos, an individual and its Senior Managing Partner (hereinafter referred to as "Consultant").

          This Agreement is made with reference to the following facts and objectives:


                                   RECITALS

          WHEREAS, Insynq core business includes ASP Solutions and proprietary technology; and

          WHEREAS, Consultant is known by Insynq to possess the knowledge of the relevant industries, have substantial contacts within those industries, and to possess the creative wherewithal to create new revenue streams for or add value to Insynq by identifying new or additional strategic partners, and through keeping Insynq at the forefront of new markets created by emerging technologies, and by presenting new business opportunities through joint ventures with outside companies or parties; and

          WHEREAS, Consultant desires to invest a substantial portion of his time and energies to help Insynq meet these goals and Insynq desires to engage Consultant's services; and

          WHEREAS, Insynq and Consultant desire to enter into this agreement whereby Consultant will furnish services to Insynq, and Insynq will compensate Consultant, on the terms and conditions hereinafter set forth.

          NOW THEREFORE, in consideration of the foregoing and the covenants and premises hereinafter set forth to be performed hereunder, and intending to be legally bound, the parties agree as follows:


                                   AGREEMENT


     1. ENGAGEMENT OF CONSULTANT. In addition to the general consulting services set forth in paragraph 2 herein, Insynq hereby retains the services of Consultant, and Consultant hereby accepts its engagement, to act as consultant on such projects as Insynq and Consultant shall mutually determine on the terms and conditions set forth in this agreement.

     2. GENERAL CONSULTING SERVICES; MEMBER OF BOARD OF DIRECTORS ADVISORY COMMITTEE. Consultant shall perform the following services at the request of Insynq's management:

          a.   Strategic planning;
          b.   Identify and pursue strategic alliances;
          c. Evaluate and develop cooperative venture proposals and participate in negotiations at the request of management;
          d Evaluate merger and acquisition proposals and participate in negotiations at the request of management;
          e. Investigate and evaluate financing or venture capital investment opportunities;
          f. Travel to perform the aforesaid services as requested by management.

     3. NON-EXCLUSIVE SERVICES. Consultant will devote a significant part of his productive time and energy to the business of Insynq as reasonably necessary to perform the services described in this agreement. During the term of this agreement, Consultant may provide consulting services to other clients in businesses that may indirectly compete with Insynq. The parties recognize that the demands on Consultant's time to adequately perform the services hereunder will vary from time to time according to each project. Consultant will both use its best efforts to communicate with Insynq's management regarding any demands on Consultant's time or availability to the extent that the same can reasonably be anticipated. Consultant shall be required to devote at least one-third but no more than one-half of Consultant's productive time and energy to the business of Insynq.

     4. TERM. The term of this agreement is for SIX (6) months commencing January 2, 2001 and ending June 30, 2001. This agreement shall automatically renew for additional successive terms of SIX (6) months unless either party notifies the other party in writing not less than thirty (30) days prior to the end of the term, including any extensions thereof, of said party's intent not to renew.

     5.   COMPENSATION OF CONSULTANT.

          A. CONSULTANT'S EXPENSES. All expenses incurred by Consultant in representing Insynq including, but not limited to, travel expense, entertainment, shall be paid by Consultant.

          B. CONSULTING FEE. Insynq shall pay to Consultant a consulting fee during the term of this agreement of NINETY THOUSAND SHARES (90,000) in the form of stock options at $0.3438 per share, payable at the commencement of the term. The shares shall be awarded as part of the Employees Stock Plan. Such options are subject to the following terms:

          1. Options exercised by Consultant shall not be traded or disposed of by Consultant for a period of Sixty (60) days.
          2.   Any trades or dispositions shall not exceed 10,000 a month.

          C. REGISTRATION OF OPTIONS AND SHARES. As soon as practicable, but within 45 days of each grant of Insynq equities hereunder to Consultant, the Company shall file a registration statement on Form S-8 with the Securities and Exchange Commission registering the common stock awarded or underlying the options awarded; provided, however, that if the Company shall furnish to such Investors a certificate signed by the President of the Company stating that in the good-faith judgment of the Board of Directors it would be seriously detrimental to the Company and its share Investors for such registration statement to be filed within such 45-day period and it is therefore essential to defer the filing of such registration statement, the Company shall have an additional period of not more than forty five (45) days after the expiration of the initial 45-day period within which to file such registration statement; provided, that during such time the Company may not file a registration statement for securities to be issued and sold for its own account.


     5. STATUS OF CONSULTANT AS INDEPENDENT CONTRACTOR. Consultant shall perform his services hereunder as an independent contractor. Consultant shall not be deemed an employee of Insynq for any purpose. Insynq is interested only in the results obtained by Consultant and, with the exception of general policy statements and regulations adopted by Insynq from time to time respecting the conduct of business hereunder, implemented for the purpose of insuring satisfactory performance of this Agreement and the preservation of Insynq's goodwill, Insynq shall have no control over the manner or means by which Consultant performs its services under this Agreement. Consultant shall have the obligation to supervise and control the persons hired or engaged by it and Consultant shall be solely responsible for the acts of its agents and/or employees. Consultant warrants and represents that all persons hired or engaged by Consultant shall be subject to each and all of the terms, provisions and conditions of this Agreement applying to Consultant. Consultant shall have, as between the parties, the exclusive right to select, engage, and fix the compensation of or discharge its agents and/or employees and shall, with respect to all such persons, perform all obligations and discharge all liabilities imposed upon employers under labor, wage-hours, workers compensation, unemployment compensation or insurance, social security and other federal, state, and municipal laws and regulations. Consultant shall not list the offices of Insynq as Consultant's place of business.

     6. LIMITATION OF AUTHORITY. Consultant's authority is strictly limited to the terms of this engagement as set forth in this agreement. Except as expressly provided herein, Consultant shall have no right or power to enter into a contract or commitment on behalf of Insynq or to bind or obligate or to incur obligations or liabilities on behalf of Insynq in any manner unless such authority is expressly granted in a writing duly executed by and on behalf of Insynq. Without limiting the generality of the foregoing, neither party shall have any authority to employ or engage the services of any person on behalf of the other.

     7. COMPLIANCE WITH LAWS. In performing its duties hereunder, Consultant and Insynq shall each shall comply with all applicable laws, ordinances, codes, regulations or orders as may be in effect in each jurisdiction in which services are performed, whether municipal, county, state or federal.

     8. CONFIDENTIALITY. During the performance of services under this agreement, Consultant will receive information regarding the Company's business, including, but not limited to, information about Insynq's products, processes, know-how, designs, customers, customer lists, business plans, marketing plans and strategies, strategic partners, price lists and pricing strategies, and other subject matter pertaining to the business of Insynq and its clients, licensees and affiliates. Consultant acknowledges that such information constitutes valuable trade secrets belonging to Insynq and Consultant agrees to keep all such information confidential, except as Insynq may otherwise consent in writing, and not to disclose, or make any use of such confidential information (other than for the benefit of Insynq) at any time either during or subsequent to Consultant's engagement under this agreement. Upon termination of this agreement, Consultant shall account for and surrender to Insynq all records, samples, displays, books, price lists, customer lists and all computer files, recording tapes, transcriptions, notebooks, or other media containing any information which is confidential and proprietary to Insynq, and all other property or things of value belonging to Insynq in Consultant's possession or under Consultant's control. The confidentiality provisions herein do not apply to information which Consultant can show by prior written documents (i) was in the public domain or publicly known or available prior to the date of disclosure, (ii) becomes generally available to the public other than as a result of a disclosure by Consultant, or its employees, agents, advisors, representative, and affiliates, or (iii) becomes available to Consultant on a non-confidential basis from a source other than any party named in this Agreement, or their respective advisors, provided that such sources are not known by Consultant to be bound by a confidentiality agreement with or obligation of secrecy to any party with respect to such information.

     10. Work Product Proprietary to Insynq. All ideas, concepts, themes, designs, works of art, compositions, inventions, processes, improvements or other creations of Consultant, its agents or employees, conceived, produced, or developed for Insynq pursuant to this agreement, either individually or jointly in collaboration with others, shall belong to and be the sole and exclusive property of Insynq. Consultant shall cooperate with any efforts by Insynq to obtain copyrights, trademarks, patents, or any other form of protection of intellectual property, including, upon Insynq's request, assisting in completing and executing applications for registration of the work with the appropriate office or agency.

     11. ARBITRATION. The Consultant and the Company shall submit to mandatory binding arbitration in any controversy or claim arising out of, or relating to, this Agreement or any breach hereof. Such arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association in effect at that time, and judgment upon the determination or award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator is hereby authorized to award to the prevailing party the costs (including reasonable attorneys' fees and expenses) of any such arbitration.

     12.  MISCELLANEOUS.

          A. NO ASSIGNMENT. The services of Consultant under this agreement are unique and of unusual value to Insynq based on the personal skills and expertise possessed by Consultant and its key employees. Consultant shall not assign this agreement or its rights hereunder without the written consent of the Company. Insynq shall not assign this agreement or its rights hereunder without the written consent of Consultant.

          B. GOVERNING LAW. The laws of the State of Washington applicable to contracts made and to be performed in the State of Washington shall govern in any dispute arising out of or under this appointment or any sales made by Insynq.

          C. HOLD HARMLESS. Each party shall indemnify and hold the other harmless from and against any and all liability, loss, costs, expenses, including without limitation reasonable attorneys' fees and costs of suit, or damages however caused by reason of any injury (whether to body, property, or personal of business character or reputation) sustained by any person or to any person or to property by reason of any act, neglect, default, or omission of said party or any of its employees, agents or representatives. Nothing herein is intended to nor shall it relieve either party from liability for its own act(s), omission, or negligence.

          D. NOTICES. Any notices to be given pursuant to this agreement by either party shall be in writing and shall be deemed given as follows:

               (a)  when personally delivered to the intended recipient;

               (b) when sent by certified or registered mail, upon the date on which a return receipt was signed by the intended recipient;

               (c) twenty-four (24) hours after deposit for next day delivery, properly addressed, postage and/or fees prepaid or charged to the sender's account, with the United States Postal Service Express Mail, Federal Express, United Parcel Service, DHL WorldWide Express, Airborne Express, or other equivalent carrier (unless said twenty-four hour period expires on a Sunday or legal holiday, in which case Notice shall be deemed given forty-eight (48) hours after deposit with a carrier named above);

               (d) when transmitted by electronic means, and such transmission is electronically confirmed by the intended recipient as having been received; or

               (e) when transmitted or delivered by any of the means described in Section 12.D(a) through (d), and the party accepting or signing for said delivery or confirming receipt thereof at the home or office of the intended recipient is a party whom the sender has reason to believe will promptly communicate the notice to the recipient.

     For purposes of mail or overnight delivery, a properly addressed notice shall be addressed as follows:

          To INSYNQ:
               John P. Gorst, Chief Executive Officer
               1101 Broadway Plaza
               Tacoma, WA  98402
               FAX 253-284-2035


          To Consultant:



          E. WAIVER OF BREACH. The waiver by Insynq or Consultant of the breach of any provision of this agreement by the other party, or the failure to exercise any right granted under this agreement shall not operate or be construed as the waiver of any subsequent breach by the other party or the waiver of the right to exercise any such right in the future.

          F. ENTIRE AGREEMENT. This agreement, together with any promotion orders executed by the parties pursuant to this agreement, sets forth the entire understanding and agreement between the parties with respect to the services to be performed for Insynq by Consultant. No modification or amendment to any of the provisions of this agreement shall have any force or effect unless in writing and signed by both parties.

          G. BINDING EFFECT. Subject to the restriction upon assignment by Consultant contained in paragraph 12.A hereof, this Agreement shall be binding upon and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the parties hereto.

          H. TITLES. The headings or titles to the paragraphs of this appointment are intended for convenience only and shall have no effect upon the construction or interpretation of any part of this Agreement.

          I. ATTORNEYS' FEES. In the event that any arbitration shall be commenced by either party arising out of the interpretation or enforcement of this agreement, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs of suit incurred therein.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers on the day first above written.

                              INSYNQ, INC.


                              By:  /s/ John P. Gorst
                              John P. Gorst, Chief Executive Officer



                              CONSULTANT


                              By:  /s/ Eric Estoos
                              Eric Estoos, Senior Managing Partner & Consultant


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